Exhibit 10.46

PALM, INC.

2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

(As Amended and Restated Effective as of October 15, 2002)

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TABLE OF CONTENTS
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PALM, INC.
2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
(As Amended and Restated Effective as of October 15, 2002)

PALM, INC., having adopted the Palm, Inc. 2001 Stock Option Plan for Non-Employee Directors (the “Plan”) effective as of October 11, 2001, hereby amends and restates the Plan in its entirety effective as of October 15, 2002, as follows:

SECTION 1
EFFECTIVE DATE AND PURPOSE

1.1    Effective Date.    The Plan became effective as of October 11, 2001. This amended and restated Plan is effective as of October 15, 2002.

1.2    Purpose of the Plan.    The Plan is intended to closely align the interests of the Non-Employee Directors with the interests of the Company’s stockholders. This is achieved by making a significant portion of Non-Employee Director compensation directly related to the total return performance of the Shares. The Plan also is intended to encourage Share ownership on the part of Non-Employee Directors.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2    “Board” means the Board of Directors of the Company.

2.3    “Change of Control” means the occurrence of any of the following events:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(b)    The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or

(c)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining out-standing or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d)    A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (1) are directors of the Company as of the effective date of the Plan, or (2) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (a), (b), or (c) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

2.4    “Committee” means the committee appointed pursuant to Section 3.1 to administer the Plan.

2.5    “Company” means Palm, Inc., a Delaware corporation, or any successor thereto.

2.6    “Director” means an individual who is a member of the Board.

2.7    “Disability” means a permanent and total disability, as determined by the Committee (in its discretion) in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.8    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.9    “Fair Market Value” means the closing per share selling price for the Shares, as quoted on the Nasdaq National Market for the date in question.

2.10    “Grant Date” means, with respect to a particular Option, the date on which the Option was granted.

2.11    “Non-Employee Director” means a Director who is an employee of neither the Company nor of any Subsidiary.

2.12    “Option” means an option to purchase Shares granted pursuant to Section 5.

2.13    “Option Agreement” means the written agreement setting forth the terms and provisions applicable to each Option granted under the Plan.

2.14    “Participant” means a Non-Employee Director who has an outstanding Option.

2.15    “Plan” means the Palm, Inc. 2001 Stock Option Plan for Non-Employee Directors, as set forth in this instrument and as hereafter amended from time to time.

2.16    “Shares” means the shares of the Company’s common stock, $0.001 par value.

2.17    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.18    “Termination of Service” means a cessation of the Participant’s service on the Board for any reason.

SECTION 3
ADMINISTRATION

3.1    The Committee.    The Plan shall be administered by the Committee. The Committee shall consist of one or more Directors who shall be appointed by, and serve at the pleasure of, the Board. Until otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee.

3.2    Authority of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) interpret the Plan and the Options, (b) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (c) interpret, amend or revoke any such rules, and (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Non-Employee Directors who are foreign nationals or employed outside of the United States.

3.3    Decisions Binding.    All determinations and decisions made by the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4
SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 300,000. Shares issued under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2    Lapsed Options.    If an Option terminates or expires for any reason, any Shares subject to such Option again shall be available to be the subject of an Option.

4.3    Adjustments in Options and Authorized Shares.

4.3.1    Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number and class of Shares which may be delivered under the Plan, and the number, class, and Exercise Price of Shares subject to outstanding Options and future grants, shall be proportionately adjusted by the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, spin-off combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

4.3.2    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

4.3.3    Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof (the “Successor Corporation”). If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Committee shall notify the Participant that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate. For this purpose, an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share covered by the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the Successor Corporation, the Committee may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Shares in the merger or sale of assets.

SECTION 5
STOCK OPTIONS

5.1    Granting of Options.

5.1.1    Initial Grants.    Each individual who first becomes a Non-Employee Director on or after October 15, 2002 automatically shall receive an Option on the date that he or she first is appointed or elected as a Non-Employee Director. The number of Shares covered by each Option described in this Section 5.1.1 shall equal 3,000.

5.1.2    Ongoing Grants for Service on the Board.    Each Non-Employee Director automatically shall receive an Option on the date of each Annual Meeting of the Company’s stockholders that occurs on or after October 15, 2002, provided that the individual will receive such Option only if he or she both (a) is a Non-Employee Director on that date, and (b) has served as a Non-Employee Director for at least the six (6) months immediately preceding that date. The number of Shares covered by each Option described in this Section 5.1.2 shall equal 1,500.

5.1.3    Grants for Service as a Committee Chair.    Each Non-Employee Director who first becomes the Chairman of a standing committee of the Board (a “Committee Chair”) on or after

October 15, 2002 automatically shall receive an Option on the date that he or she first is appointed as a Committee Chair. Each Non-Employee Director who either has (a) received an Option pursuant to the foregoing sentence, or (b) received an Option pursuant to this Section 5.1.3 as in effect before October 15, 2002 also automatically shall receive an Option on the date of each subsequent Annual Meeting of the Company’s stockholders, provided that the individual will receive such Option only if he or she both (i) is a Committee Chair on that date, and (ii) has served in such position for at least the six (6) months immediately preceding that date. A Non-Employee Director shall be entitled to more than one Option pursuant to this Section 5.1.3 to the extent that on any Grant Date, he or she is the Chairman of more than one standing committee of the Board. The number of Shares covered by each Option described in this Section 5.1.3 shall equal 350. Each Option granted pursuant to this Section 5.1.3 shall be in addition to any other Option(s) to which the Non-Employee Director may be entitled under any other subsection of Section 5.1.

5.1.4    Grants for Service as a Committee Member.    Each Non-Employee Director who first becomes a member of a standing committee of the Board (a “Committee Member”) on or after October 15, 2002 automatically shall receive an Option on the date that he or she first is appointed as a Committee Member. Each Non-Employee Director who either has (a) received an Option pursuant to the foregoing sentence, or (b) received an Option pursuant to this Section 5.1.4 as in effect before October 15, 2002 also automatically shall receive an Option on the date of each subsequent Annual Meeting of the Company’s stockholders, provided that the individual will receive such Option only if he or she both (i) is a Committee Member on that date, and (ii) has served in such position for at least the six (6) months immediately preceding that date. A Non-Employee Director shall be entitled to more than one Option pursuant to this Section 5.1.4 to the extent that on any Grant Date, he or she has qualifying membership on more than one standing committee of the Board. The number of Shares covered by each Option described in this Section 5.1.4 shall equal 250. Each Option granted pursuant to this Section 5.1.4 shall be in addition to any other Option(s) to which the Non-Employee Director may be entitled under any other subsection of Section 5.1, except that a Non-Employee Director shall not receive an Option under this Section 5.1.4 for service on any committee with respect to which he or she is entitled to receive an Option under Section 5.1.3.

5.1.5    Grants for Service as Chairman of the Board.    Each Non-Employee Director who is the Chairman of the Board on the date of an Annual Meeting of the Company’s stockholders that occurs on or after October 15, 2002 automatically shall receive an Option to purchase 500 Shares on that date. Each Option granted pursuant to this Section 5.1.5 shall be in addition to any other Option(s) to which the Non-Employee Director may be entitled under any other subsection of Section 5.1.

5.2    Terms of Options.

5.2.1    Option Agreement.    Each Option shall be evidenced by a written Option Agreement (satisfactory to the Committee) which shall be executed by the Participant and the Company.

5.2.2    Exercise Price.    The Exercise Price for the Shares subject to each Option shall be 100% of the Fair Market Value of such Shares on the Grant Date.

5.2.3    Exercisability.

(a)    Each Option shall become exercisable in three (3) equal annual installments, commencing on the first anniversary of the applicable Grant Date, except as follows. If a Change of Control occurs while the Non-Employee Director is such and the Non-Employee Director will cease to be such as an immediate and direct consequence of the Change of Control, the Option (if not yet expired) shall become fully exercisable on the date of the Change of Control. Notwithstanding the preceding, once a Participant ceases to be a Director, his or her Options which are not then exercisable shall never become exercisable and shall be immediately forfeited, except to the limited extent provided in Section 5.2.3(b).

(b)    Upon a Non-Employee Director’s death, all unvested and unexpired Options held by such person shall immediately become exercisable.

5.2.4    Expiration of Options.    Each Option shall terminate upon the first to occur of the following events:

(a) The expiration of ten (10) years from the Grant Date;

(b) The expiration of three (3) months from the date of the Participant’s Termination of Service prior to age 65 for any reason other than the Participant’s death or Disability;

(c) The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability, or

(d) The expiration of one (1) year from the date of the Participant’s Termination of Service at or after age 65 for any reason other than the Participant’s death or Disability.

5.2.5    Death of Director.    Notwithstanding Section 5.2.4, if a Director dies prior to the expiration of his or her Option(s) in accordance with Section 5.2.4, his or her Option(s) which are exercisable on the date of his or her death shall terminate one (1) year after the date of death.

5.3    Exercise.    Options shall be exercised by the Participant’s delivery of a notice of exercise in such form and manner as the Company (or its designee) may designate from time to time. In all events, the notice shall set forth the number of Shares with respect to which the Option is to be exercised, and be accompanied by full payment for the Shares. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise by (a) tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book-entry form) representing such Shares.

5.4    Options are not Incentive Stock Options.    Options are not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

SECTION 6
MISCELLANEOUS

6.1    No Effect on Service.    Nothing in the Plan shall (a) create any obligation on the part of the Board to nominate any Participant for reelection by the Company’s stockholders, or (b) interfere with or limit in any way the right of the Company to terminate any Participant’s service.

6.2    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Option Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.3    Successors.    All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.4    Beneficiary Designations.    If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Option shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Option Agreement, any unexercised vested Option may be exercised by the administrator or executor of the Participant’s estate.

6.5    Nontransferability of Options.    No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.4. All rights with respect to an Option granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, if permitted by the Committee and in a manner specified by the Committee, transfer an Option by bona fide gift and not for any consideration, to a member of the Participant’s immediate family or to a trust or other entity for the exclusive benefit of the Participant and/or a member or members of the Participant’s immediate family.

6.6    No Rights as Stockholder.    No Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Option (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or beneficiary.

6.7    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Option (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum Federal, state, and local taxes required to be withheld with respect to such Option (or exercise thereof).

SECTION 7
AMENDMENT, TERMINATION, AND DURATION

7.1    Amendment or Termination.    The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Option theretofore granted to such Participant.

7.2    Duration of the Plan.    This amended and restated Plan is effective as of October 15, 2002, and subject to Section 7.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8
LEGAL CONSTRUCTION

8.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3    Requirements of Law.    The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4    Compliance with Rule 16b-3.    For the purpose of ensuring that transactions under the Plan do not subject Participants to liability under Section 16(b) of the 1934 Act, all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation. To the extent any provision of the Plan, Option Agreement or action by the Committee or a Participant fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

8.5    Governing Law.    The Plan and all Option Agreements shall be construed in accordance with and governed by the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or otherwise) which would cause the application of the laws of any jurisdiction other than the State of California.

8.6    Captions.    Captions provided herein are for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, Palm, Inc., by its duly authorized officer, has executed this amended and restated Plan on the date indicated below.

PALM, INC.

Dated: October 15, 2002	By:	/s/ MARIANNE JACKSON
	Title:	Vice President, Human Resources